                                                                   EXHIBIT 99.1

                                                            ORDER ENTERED ON:
                                                            7-10-02
                                                            /S/ DEPUTY CLERK

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF CONNECTICUT
                               BRIDGEPORT DIVISION

In re:

TRIDEX CORPORATION AND              :       CHAPER 11
PROGRESSIVE SOFTWARE, INC.          :
                                    :
                           Debtors  :        CASE NO. 02-50156
____________________________________:        CASE NO. 02-50157
                                                         Re#95

                       ORDER CONFIRMING FIRST AMENDED PLAN
                       -----------------------------------

     The First Amended Plan under Chapter 11 of the Bankruptcy Code filed by the
Debtors,  Tridex Corporation and Progressive Software, Inc. dated June 20, 2002, having been transmitted to creditors, equity security holders, and other parties in interest, and

     It having been determined after hearing on notice that the requirements for confirmation set forth in 11 U.S.C.ss.1129(a) and 11 U.S.C.ss.1129(b)  have been satisfied;

     IT IS HEREBY ORDERED that:

     The  First  Amended  Plan  filed by the  Debtors,  dated  June 20,  2002 is
CONFIRMED including,  without limitation,  the assumption of the Lease Agreement between the Progressive Software, Inc. and Avery at Morrocroft,  LLC as modified by the Lease  Agreement  dated July 2,  2002;  A copy of the  confirmed  plan is attached and incorporated herein; and it is further

     ORDERED  that  the  Debtors  is  directed  to file a Final  Report  with an
Application  for Final Decree no later than December 2, 2002 unless that time is extended by this Court; applicable U.S. Trustee quarterly fees shall continue to accrue until a final decree enters.

     Dated in Bridgeport Connecticut this 9 day of July, 2002.

                                            BY THE COURT,

                                            /s/ Alan H.W. Shiff
                                            -----------------------------------
                                            Alan H.W. Shiff
                                            Chief U.S. Bankruptcy Judge